UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2007

Petrocorp Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-141993

(Commission File Number)

20-5134664

(IRS Employer Identification No.)

430 Loma Media Road, Santa Barbara, CA 93103

(Address of principal executive offices and Zip Code)

(805) 680-5379

Registrant's telephone number, including area code

GD Conference Center, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 19, 2007, the Registrant filed a Certificate of Amendment to its certificate of incorporation (the “Amendment”). The Amendment (a) changed the Registrant’s name from “GD Conference Center, Inc.” to “Petrocorp Inc”. and (b) affect a five for one forward stock split (‘the “Stock Split”). As a result of the Stock Split the Registrant is now authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, of which 5,270,000 shares are issued and outstanding. The number of shares of preferred stock, par value $0.0001 per share which the Registrant is authorized to issue has not been changed by the Amendment and remains at 1,000,000, none of which have been issued, authorized or designated. In connection with the Stock Split the Registrant’s trading symbol on the Over the Counter Bulletin Board was changed, effective November 2, 2007, from “GDCE” to “PTCP”.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.

Not Applicable.

Exhibits required by Item 601 of Regulation S-B

Exhibit Number	Description
3.1	Certificate of Amendment to the Registrant’s Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROCORP, INC.

/s/ Peter Destler

Peter Destler

Date: November 5, 2007

/s/ Deborah Destler

Deborah Destler

Date: November 5, 2007